Exhibit 99.2

Medicines that make a difference © 2014 Theravanc e Biopharma. All rights reserved. THERAVANCE®, the Cross/Star logo and MEDICINES THAT MAKE A DIFFERENCE® are registered trademarks of the Theravance Biopharma group of companies. TD-6450 Phase 1 Study 0110 Results for Cohorts 1-3 November 3, 2014 Exhibit 99.2

2 Safe Harbor Statement This presentation contains certain " forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance Biopharma intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “expect”, “goal,” “intend”, “objective,” “opportunity,” “plan”, “potential”, “target” and similar expressions are intended to identify such forward-looking statements. Examples of such statements include statements relating to: the strategies, plans and objectives of Theravance Biopharma, the status and timing of clinical studies, data analysis and communication of results, the potential benefits and mechanisms of action of product candidates, the enabling capabilities of Theravance Biopharma's approach to drug discovery and Theravance Biopharma's proprietary insights, expectations for product candidates through development and commercialization (including their potential as components of combination therapies), and the timing of seeking regulatory approval of product candidates. These statements are based on the current estimates and assumptions of the management of Theravance Biopharma as of the date of this presentation and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance Biopharma to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: the disruption of operations during the transition period following the spin-off of Theravance Biopharma from Theravance, Inc., including the diversion of management's and employees' attention from the business, adverse impacts upon the progress of discovery and development efforts, disruption of relationships with collaborators and increased employee turnover, delays or difficulties in commencing or completing clinical studies, the potential that results from clinical or non-clinical studies indicate product candidates are unsafe or ineffective (including when our product candidates are studied in combination with other compounds), dependence on third parties to conduct clinical studies, delays or failure to achieve and maintain regulatory approvals for product candidates, risks of collaborating with third parties to discover, develop and commercialize products and risks associated with establishing distribution capabilities for telavancin with appropriate technical expertise and supporting infrastructure. Other risks affecting Theravance Biopharma are described under the heading "Risk Factors" contained in Theravance Biopharma's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on August 14, 2014. In addition to the risks described above and in Theravance Biopharma's other filings with the SEC, other unknown or unpredictable factors also could affect Theravance Biopharma's results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance Biopharma assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

3 HCV Discovery Program at Theravance Biopharma: Multivalent Approach to Discover NS5A Inhibitors NS5A inhibitors have emerged as a preferred component of all-oral HCV therapy Next-generation NS5A inhibitors have the potential to shorten HCV treatment duration and increase SVR rates in harder-to-treat patient populations Goal of TBPH’s NS5A program: TBPH employed a multivalent approach to discover NS5A inhibitors, which generated structurally unique molecules with high in vitro potency against resistance-associated variants TD-6450 has completed a Phase 1 study in healthy subjects and 3 cohorts of GT-1a patients in a Phase 1 proof-of-concept study GT: genotype SVR: sustained virologic response Discover and Develop a Next Generation NS5A Inhibitor with Best-in-Class Efficacy

4 Positive Results in TD-6450 Phase 1 Proof-of-Concept Study in GT-1a HCV Patients GT: genotype LOD = limit of detection Median maximal decline of HCV RNA of 4.9 lig10 IU/mL at 240 mg 4/7 patients at 240 mg achieved  levels of serum HCV RNA below LOD 100% of patients achieved at leaset 3 log10 reduction in HCV RNA No on-treatment virologic breakthroughs 60-70 half-life Generally well-tolerated

5 TD-6450 Phase 1 Proof-of-Concept Study Design GT: genotype

6 TD-6450 Demonstrated Dose-Dependent Antiviral Activity in GT-1a HCV Patients Subjects with maximum decline less than limit of detection (LOD) imputed as LOD/2 on log10 scale 60 120 240 Median Maximum Decline HCV RNA(log10 IU/mL) -6 -5 -4 -3 -2 -1 0 1 -3.87 -4.63 -4.89 TD-6450 (mg) GT: genotype

7 TD-6450 Demonstrated Dose-Dependent Antiviral Activity: 100% of GT-1a patients achieved at least 3 log10 reduction in HCV RNA Reduction in HCV RNA (log10 IU/mL) R epo rted as n( %) TD-6450 60 mg (N=7) TD-6450 120 mg (N=7) TD-6450 240 mg (N=7) = 3.0 7 (100) 7 (100) 7 (100) = 3.5 7 (100) 6 (86) 6 (86) = 4.0 2 (29) 5 (71) 6 (86) = 4.5 0 4 (57) 6 (86) = 5.0 0 2 (29) 3 (43) = 5.5 0 1 (14) 2 (29) Subjects < LOD 0 3 (43) 4 (57) Subjects < LOD at Day 14 0 1 (14) 2 (29) Subjects < LOD at Day 28 0 1 (14) 1 (14) Subjects with maximum decline less than limit of detection (LOD) imputed as LOD/2 on log10 scale 7 Patients Achieved No Measurable HCV RNA, which was Maintained for up to 28 Days in 2 Patients GT: genotype

8 Rapid and Sustained Reduction in HCV RNA at 240 mg Dose in GT-1a Patients Reduction in Virus Maintained from 8-28 Days after First Dose Last Dose GT: genotype

9 Adverse Event Profile: Generally Well-Tolerated Cohorts 1-3 Placebo (N=3) TD-6450 60 mg (N=7) TD-6450 120 mg (N=7) TD-6450 240 mg (N=7) Subjects with any adverse event (AE) 1 (33.3%) 4 (57.1%) 1 (14.3%) 1 (14.3%) All AEs Upper abdominal pain 1 (14.3%) Nausea 1 (14.3%) Chest pain 1 (14.3%) Catheter site cellulitis 1 (14.3%) Hyperlipasaemia 1 (33.3%) Headache 1 (14.3%) Pruritus 1 (14.3%) Rash erythematous 2 (28.6%)* * Both rashes occurred at the same clinical site, comprised a small area on back of the neck, were determined to be mild, resolved within 24 hours, and occurred 3 days after the last dose

10 TD-6450 Phase 1 Proof-of-Concept Results Summary in GT-1a HCV Patients Rapid and sustained antiviral activity after 3 days of dosing Median maximal declines of HCV RNA of 4.9 log10 IU/mL at 240 mg Generally well-tolerated Data gathering and analysis for cohorts 4 - 7 ongoing GT: genotype Data Suggests Potential Best-in-Class NS5A Inhibitor in GT-1a HCV Patients